                                                                   Exhibit 10.91

THIS INSTRUMENT PREPARED BY,
RECORDING REQUESTED BY AND AFTER
RECORDING RETURN TO:

Sean T. Maloney
SCHIFF HARDIN & WAITE
6600 Sears Tower
233 South Wacker Drive
Chicago, Illinois  60606

                          SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE ONLY
--------------------------------------------------------------------------------

NOTICE: THIS INSTRUMENT SECURES FUTURE ADVANCES UNDER A CREDIT FACILITY IN THE AGGREGATE AMOUNT OF $58,033,031.30, THE PRIORITY OF WHICH DATE TO THE RECORDING DATE HEREOF.

NOTICE: THE OBLIGATION THE PERFORMANCE OF WHICH IS SECURED BY THIS DEED OF TRUST PROVIDES FOR A VARIABLE INTEREST RATE.

                      LEASE SUPPLEMENT NO. 5 (IMPROVEMENTS)
                        (Memorandum of Lease Supplement,
        Memorandum of Amended and Restated Master Lease and Deed of Trust
              Fixture Filing and Memorandum of Option to Purchase)

         THIS LEASE SUPPLEMENT NO. 5 (Memorandum of Lease Supplement, Memorandum of Master Lease and Deed of Trust, Fixture Filing and Memorandum of Option to Purchase) (this "Lease Supplement") dated as of June 1, 2003, between LAM RESEARCH CORPORATION, a Delaware corporation, having its principal office at 4300 Cushing Parkway, Fremont, California 94538 Attention: Craig Garber, as the Lessee, and SELCO SERVICE CORPORATION, an Ohio corporation, doing business in California as "OHIO SELCO SERVICE CORPORATION", as Lessor (the "Lessor"), and whose principal offices are located at c/o KeyCorp Leasing, 66 South Pearl Street, Albany, New York, 12207 and CHICAGO TITLE COMPANY, a California corporation, as trustee (`Trustee"), having its principal office at 110 West Taylor Street, San Jose, California 95110, for the benefit of Lessor and the Lenders ("Beneficiary").

         The Amended and Restated Master Lease and Deed of Trust which this Lease Supplement supplements and of which this Lease Supplement is a memorandum, amends, restates, supercedes and replaces the unrecorded leases (a) with a lease balance of $30,000,000, disclosed by the following recorded documents:
Memorandum of Lease (Lease Supplement), made by and between the Cushing 2000 Trust, a Delaware business trust ("Cushing Trust") and the Lessee and recorded in the Official Records of Alameda County, California ("Official Records") on December 7, 2000 as Series No. 2000359109 and Memorandum of Lease (Lease Supplement Land) made by and between the Cushing Trust and the Lessee and recorded in the Official Records on December 7, 2000 as Series No. 2000359110 and (b) with a lease balance of $27,146,185.35, disclosed by the following recorded document: Memorandum of Lease (Lease Supplement), made by and between Scotiabanc, Inc., a Delaware corporation ("SBI") and Lessee and recorded in the Official Records on January 21, 2000 as Series No. 2000019028 and Memorandum of Lease (Land) made by and between SBI and the Lessee and recorded in the Official Records on January 21, 2000 as Series No. 2000019027.

ATTENTION OF RECORDING OFFICERS: Certain of the Property is or will become "fixtures" (as that term is defined in the California Uniform Commercial Code) on the real estate described in Schedule I attached hereto and this instrument, upon being filed for record in the real estate records, shall operate also as a financing statement upon such of the Property which is or may become fixtures. The Lessee has an interest of record in the Property. This instrument is to be recorded in, among other places, the real estate records of the county in which such property is located.

                                   WITNESSETH:

         WHEREAS, the Lessor is the record owner of the land described on
Schedule I attached hereto (the "Subject Land") and all Improvements which are now or hereafter may be constructed on the Subject Land (such Improvements being hereinafter referred to as the "Subject Improvements" or the "Subject Property");

         WHEREAS, the Lessor desires to lease the Subject Property to the Lessee and the Lessee wishes to lease the Subject Property from the Lessor;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to enter into this Lease Supplement, as follows:

         1. Certain Terms. Capitalized terms used but not otherwise defined in this Lease Supplement have the meanings specified in Appendix A to the Participation Agreement dated as of June 1, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Participation Agreement"), and the rules of interpretation specified in Appendix A to the Participation Agreement shall apply to this Lease Supplement.

         2. Nature of Transaction. (a) The parties intend that (i) for financial accounting purposes with respect to the Lessee, the Lessor will be treated as the owner and lessor of the respective Properties and the Lessee will be treated as the lessee of such Properties and (ii) for federal, state and local income tax purposes, state real estate and commercial law purposes and bankruptcy purposes, (A) the Lease will be treated as a financing arrangement,
(B) the Lessor and the Lenders will be deemed lenders making loans to the Lessee in an amount equal to the sum of the Lessor Amounts and the outstanding principal amount of the Loans, which loans are secured by such Properties and
(C) the Lessee will be treated as the owner of such Properties and will be entitled to all tax benefits ordinarily available to an owner of properties like such Properties for such tax purposes.

         (b) It is the intent of the parties hereto that this Lease Supplement grants a security interest and deed of trust, as the case may be, on the Subject Property to the Trustee for the

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benefit of the Lessor and the Lenders to secure the Lessee's performance under and payment of all amounts under the Lease and the other Operative Documents (the "Subject Obligations").

         3.       Subject Property; Memorandum of Lease. Attached hereto as
Schedule I is the description of the Subject Land. Effective upon the execution and delivery of this Lease Supplement by the Lessor and the Lessee, the Subject Property shall be subject to the terms and provisions of the Master Lease. The Master Lease is incorporated by reference herein as if set forth herein in its entirety. Subject to the terms and conditions of the Master Lease, the Lessor hereby leases the Subject Property to the Lessee for the Lease Term (as defined below) of this Lease Supplement, and the Lessee hereby agrees with the Lessor to lease the Subject Property from the Lessor for the Lease Term. The Master Lease is dated as of June 1, 2003 and is by and between the Lessor and the Lessee.

         4. Lease Term; Option to Purchase. The term of this Lease Supplement (the "Lease Term") shall begin on June 24, 2003 and shall end on June 23, 2008 (the "Expiration Date"). For and in consideration of good and valuable consideration paid by the Lessee to the Lessor as described in the Master Lease, the Lessor hereby grants to the Lessee the right to purchase the Subject Property during the Lease Term of this Lease Supplement on the terms and subject to the conditions (including, without limitation, payment of the Property Balance thereof) set forth in Section 18.1 of the Master Lease and Section 15.14 of the Participation Agreement.

         5. Liens and Security Interests. (a) Specifically, without limiting the generality of Section 2, the Lessor and the Lessee intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, any Participant or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lenders and the Lessor as unrelated third party lenders to the Lessee secured by respective Properties (it being understood that the Lessee hereby deeds, warrants and grants a security interest in the Subject Property (consisting of a fee deed of trust with respect to the Subject Property) WITH POWER OF SALE to the Trustee for the benefit of the Lessor and the Lenders to secure all Lessor Amounts and Loans advanced by the Participants for the acquisition of the respective Properties together with Yield or interest, as applicable, thereon, and all other amounts payable under the Operative Documents in connection therewith, effective on the date hereof).

         (b) Specifically, but without limiting the generality of Section 2, the Lessor and the Lessee further intend and agree that, for the purpose of securing the obligation of the Lessee for the repayment of the above-described loans from the Lessor and the Lenders to the Lessee, (i) the Master Lease and the Lease Supplements shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the California Uniform Commercial Code and a real property deed of trust; (ii) the conveyance provided for hereby and in Article II of the Master Lease shall be deemed to be a grant by the Lessee to the Beneficiary of a deed of trust lien and security interest in all of the right, title and interest of the Lessee in and to the Subject Property and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property (it being

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understood that the Lessee hereby deeds and warrants and grants a security interest in the Subject Property and all proceeds thereof to the Lessor to secure all Loans and Lessor Amounts advanced by the Participants for the acquisition of such Properties (the principal amount of which shall not exceed in the aggregate $58,033,031.30 outstanding at any given time), together with Yield or interest thereon, and all other amounts payable under the Operative Documents in connection therewith) and (iii) the possession by the Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents, goods or tangible chattel paper shall be deemed to be "perfection by possession" for purposes of perfecting the security interest pursuant to Section 9-313 of the California Uniform Commercial Code and the Lessor hereby acknowledges that it holds possession of such instruments, money, negotiable documents, goods or tangible chattel paper for the benefit of the Lessor and the Lenders pursuant to Section 9-313(c) of the California Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under all Applicable Laws. The Lessor and the Lessee shall, to the extent consistent with the Master Lease and the Lease Supplements, take such actions and execute, deliver, file and record such other documents, financing statements and deeds of trust as may be necessary to ensure that, if the Lease was deemed to create a security interest in the Subject Property in accordance with this Section, such security interest would be deemed to be a perfected security interest (subject only to Permitted Property Liens) and will be maintained as such throughout the Lease Term.

         (c) Specifically, but without limiting the foregoing or the generality of Section 2, the Lessee hereby grants to the Trustee, IN TRUST, WITH POWER OF SALE, for the benefit of Beneficiary, all of the Lessee's right, title and interest in and to the following (collectively, the "Mortgaged Property"):
(i) the Subject Property and Appurtenant Rights relating thereto and all proceeds, both cash and noncash, thereof; (ii) all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, including, without limitation, the stock in any water company providing water for irrigation of the Subject Property, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Subject Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Subject Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Lessee from any source;
(iii) if and to the extent acquired by the Lessee with the proceeds of Advances (and transferred to the Lessor by SBI or Cushing Trust), all right, title and interest of the Lessee in all furnishings, furniture, fixtures, machinery, apparatus, Equipment, fittings, appliances, building supplies and materials, vehicles (excluding the Lessee's personal automobiles), chattels, goods, consumer goods, farm products, warranties, chattel paper, documents, accounts, general intangibles, and goodwill related thereto, and all other articles of personal property of every kind and nature whatsoever, tangible or intangible, now, heretofore or hereafter acquired and now, heretofore or hereafter (A) arising out of or related to the ownership of the Subject Property, (B) located in, on or about the Subject Property or (C) used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Subject

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Property; (iv) all right, title and interest of the Lessee in any and all leases, rental agreements and arrangements of any sort now or hereafter affecting the Subject Property or any portion thereof and providing for or resulting in the payment of money to the Lessee for the use of the Subject Property or any portion thereof, whether the user enjoys the Subject Property or any portion thereof as tenant for years, licensee, tenant at sufferance or otherwise, and irrespective of whether such leases, rental agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof (the "Subject Leases") and guaranties of the performance or obligations of any tenants or lessees thereunder, together with all income, rents, issues, profits and revenues from the Subject Leases (including all tenant security deposits and all other tenant deposits, whether held by the Lessee or in a trust account, and all other deposits and escrow funds relating to any Subject Leases), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Lessee of, in and to the same; provided, however, that the Lessee shall have a revocable license to collect and apply such rental payments and revenues as provided in the Master Lease and the other Operative Documents;
(v) to the extent transferable under any Requirement of Law, all right, title and interest of the Lessee in, to and under all management contracts, service contracts, utility contracts, leases of equipment, documents and agreements relating to the construction of any Improvements (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Subject Property or any part thereof and all guaranties and warranties with respect to any of the foregoing (the "Subject Contracts"); (vi) all right, title and interest of the Lessee in any insurance policies or binders required to be maintained by the Lessee pursuant to the terms of the Master Lease or now or hereafter relating to the Subject Property, including any unearned premiums thereon, as further provided in the Master Lease; (vii) all right, title and interest of the Lessee in any and all awards, payments, proceeds and the right to receive the same, either before or after any foreclosure hereunder, as a result of any temporary or permanent injury or damage to, taking of or decrease in the value of the Subject Property by reason of casualty, condemnation or otherwise as further provided in the Master Lease;
(viii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action; and (ix) all Modifications, extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing; all of which foregoing items are hereby declared and shall be deemed to be a portion of the security for the indebtedness and Subject Obligations herein described, a portion of the above described collateral being located upon the Subject Land; provided however that, without limiting the foregoing, the Mortgaged Property shall not include any inventory of the Lessee.

         6. Remedies. Without limiting any other remedies set forth herein, in the event that a court of competent jurisdiction rules that each of the Master Lease and this Lease Supplement constitutes a deed of trust or other secured financing with respect to the Subject Property as is the intent of the parties pursuant to Article XXV of the Master Lease, then the Lessor and the Lessee agree that upon a Lease Event of Default, the Beneficiary may declare all sums secured hereby immediately due and payable by delivery to the Trustee of written declaration of default and demand for the sale and of written notice of default and of election to cause to be sold the Subject Property which notice the Trustee shall cause to be filed for record to the extent

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required by law. The Beneficiary also shall deposit with the Trustee the Lease
Supplement and all documents evidencing the Lease Balance and expenditures secured hereby.

         After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, the Trustee, without demand on the Lessee, shall sell the Mortgaged Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. The Trustee may postpone sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. The Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including the Lessee, the Trustee, or the Beneficiary as hereinafter defined, may purchase at such sale. The Lessee shall have all rights available to a Trustor under the laws of the jurisdiction in which the Mortgaged Property is located except to the extent waived in the Operative Documents. The Lessee agrees that the agreements of the Lessee herein contained shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purpose of any suit brought under this subparagraph, the Lessee hereby waives the defense of laches and any applicable statute of limitations.

         After deducting all costs, fees and expenses of the Trustee and of this trust, including cost of evidence of title in connection with sale, the Trustee shall apply to proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the amount allowed by law in effect at the date hereof; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto. In the event of foreclosure, the Lessee authorizes and empowers the Trustee or the Beneficiary to effect insurance upon the Subject Property in amounts aforesaid for a period covering the time of redemption from foreclosure sale provided by law, and if necessary therefor, to cancel any or all existing insurance policies. In connection with any sale or sales hereunder, Beneficiary may elect to treat to the fullest extent permitted by law any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property hereunder shall be conducted in any manner permitted by Section 9604 or any other applicable section of the California Commercial Code. Where the Mortgaged Property consists of real and personal property or fixtures whether or not such personal property is located on or within the real property, the Beneficiary may elect in its discretion to exercise its rights and remedies against any or all of the real property, personal property, and fixtures in such order and manner as is now or hereafter permitted by applicable law. Without limiting the generality of the foregoing, the Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security, elect to proceed against any or all of the real property, personal property and fixtures in any manner permitted under
Section 9604(a)(1) of the California Commercial Code; and if the Beneficiary elects to proceed in the manner permitted under Section 9604(a)(1)(B) of

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the California Commercial Code, the power of sale herein granted shall be exercisable with respect to all or any of the real property, personal property and fixtures covered hereby, as designated by the Beneficiary, and the Trustee is hereby authorized and empowered to conduct any such sale of any real property, personal property and fixtures in accordance with the procedures applicable to real property. Where the Mortgaged Property consists of real property and personal property, any reinstatement of the obligation secured hereby, following default and an election by Beneficiary to accelerate the maturity of said obligation, which is made by the Beneficiary or any other person or entity permitted to exercise the right of reinstatement under Section 2924c of the California Civil Code or any successor statute, shall not, in accordance with the terms of California Commercial Code Section 9604(a)(3)(C), prohibit the Beneficiary from conducting a sale or other disposition of any personal property or fixtures or from otherwise proceeding against or continuing to proceed against any personal property or fixtures in any manner permitted by the California Commercial Code; nor shall any such reinstatement invalidate, rescind or otherwise affect any sale, disposition or other proceedings held, conducted or instituted with respect to any personal property or fixtures prior to such reinstatement or pending at the time of such reinstatement. Any sums paid to the Beneficiary in effecting any reinstatement pursuant to Section 2924c of the California Civil Code shall be applied to the secured obligation and to the Beneficiary's and the Trustee's reasonable costs and expenses in the manner required by Section 2924c. Should the Beneficiary elect to sell any portion of the Mortgaged Property which is real property or which is personal property or fixtures that Beneficiary has elected under Section 9604(a)(1)(b) of the California Commercial Code to sell together with real property in accordance with the laws governing a sale of real property, the Beneficiary or the Trustee shall give such notice of default and election to sell as may then be required by law. Any requirement of the California Commercial Code for reasonable notification shall be met by mailing written notice to the Lessee at its address above set forth at least ten (10) days prior to the sale or other event for which such notice is required. Notwithstanding anything to the contrary in this Lease Supplement, the Lessee, in accordance with the applicable laws of the State of California and applicable provisions of the California Rules of Procedure, or of any other general or local law or rules or regulations of the State of California relating to deeds of trust does hereby declare and assent to the passage of a decree to sell the Mortgaged Property by the equity court having jurisdiction for the sale thereof and the Trustee appointed by such decree of court shall have, subject to the terms of the decree of court, the same authority and power to sell on the terms and conditions herein set forth. This assent to decree shall not be exhausted in the event the proceeding is dismissed before the indebtedness secured hereby is paid in full.

         7. Non-Responsibility. Nothing contained in this Lease Supplement shall be construed as constituting the consent or request of the Lessor, the Administrative Agent, or any other Participant, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Subject Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR NOR THE ADMINISTRATIVE AGENT NOR ANY LENDER IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE SUBJECT PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO

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

OR AFFECT THE INTEREST OF THE LESSOR, THE ADMINISTRATIVE AGENT OR ANY LENDER IN AND TO THE SUBJECT PROPERTY.

         8. Ratification. The terms and provisions of the Master Lease are hereby ratified and confirmed and remain in full force and effect. In the event of any conflict between the terms of the Master Lease and the terms of this Lease Supplement, the terms of the Master Lease shall control.

         9. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

         10. Counterpart Execution. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

         11. Maximum Recourse Amount. The percentage applicable to the calculation of the Maximum Recourse Amount for the Subject Property is set forth on Schedule III to the Participation Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease Supplement as of the date first above written.

                                        LESSEE:

                                        LAM RESEARCH CORPORATION, as Lessee

                                        By /s/ Craig Garber
                                           ------------------------
                                           Name: Craig Garber
                                           Its: VP and Treasurer

                                        LESSOR:

                                        SELCO SERVICE CORPORATION, an Ohio
                                           corporation, doing business in
                                           California as "Ohio SELCO Service
                                           Corporation", as Lessor

                                        By /s/ Donald C. Davis
                                           ------------------------
                                           Donald C. Davis
                                           Its: Vice President

STATE OF CALIFORNIA        )
                           ) SS.:
COUNTY OF ALAMEDA          )

         On June ___, 2003 before me, _________________________, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

         WITNESS my hand and official seal.

[SEAL]
                                                     Notary Public

                                            _________________________________

                                                  (TYPE OR PRINT NAME)

STATE OF COLORADO          )
                           ) SS.:
COUNTY OF BOULDER          )

         I, the undersigned, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Donald C. Davis, the Vice President of SELCO SERVICE CORPORATION, an Ohio corporation (doing business in California as "Ohio SELCO Service Corporation"), who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Vice President, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         Given under my hand and notarial seal, this _____ day of June, 2003.

[NOTARIAL SEAL]
                                                      Notary Public

                                            _________________________________

                                                    (TYPE OR PRINT NAME)

(SEAL)

Commission Expires:

____________________

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

SCHEDULE I
TO LEASE SUPPLEMENT NO. 5

                        LEGAL DESCRIPTION OF SUBJECT LAND

Property No. 8

PARCEL A:

PARCEL 1, MAP 5736, FILED JULY 29, 1991, BOOK 198 OF PARCEL MAPS, PAGES 27 AND 28, ALAMEDA COUNTY RECORDS.

PARCEL B:

NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS ON, OVER AND ACROSS PORTIONS OF PARCELS 1 AND 3, PARCEL MAP 4347, FILED NOVEMBER 16, 1984, BOOK 149 OF PARCEL MAPS, PAGES 21 AND 22, ALAMEDA COUNTY RECORDS, AS DEFINED AND GRANTED IN THE RECIPROCAL EASEMENT AND MAINTENANCE AGREEMENT EXECUTED BY AND BETWEEN WESTLAND INVESTMENTS, A CALIFORNIA LIMITED PARTNERSHIP, AND BAYSIDE PARK INVESTORS, A CALIFORNIA LIMITED PARTNERSHIP, RECORDED JANUARY 2, 1987, SERIES NO. 87-000118, ALAMEDA COUNTY RECORDS.

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